UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

Pinnacle Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia 24517-1830

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 369-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 20, 2020, Pinnacle Bankshares Corporation (the “Company”) held its annual meeting of the Company’s shareholders (the “Annual Meeting”). There were 1,563,922 shares of the Company’s common stock outstanding on the record date and entitled to vote at Annual Meeting, and 1,002,838 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Annual Meeting. The Company’s shareholders voted on the following: (i) a proposal to approve the Agreement and Plan of Reorganization, dated as of January 21, 2020, as amended on June 9, 2020, between the Company and Virginia Bank Bankshares, Inc. (“Virginia Bank”), including the related Plan of Merger, pursuant to which Virginia Bank will merge with and into the Company (the “Merger Proposal”); (ii) a proposal to amend the Company’s articles of incorporation to increase the maximum size of the Company’s board of directors to 18 directors (the “Articles Amendment Proposal”); (iii) a proposal to elect four Class II directors to serve until the 2023 annual meeting of shareholders; and (iv) a proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the Merger Proposal or Articles Amendment Proposal (the “Adjournment Proposal”). The Company’s shareholders approved the Merger Proposal and the Articles Amendment Proposal and elected all four Class II directors. The Adjournment Proposal was deemed to not be necessary because the Company’s shareholders approved the Merger Proposal and the Articles Amendment Proposal.

The final voting results for each proposal were as follows:

Proposal No. 1 – the Merger Proposal

For	Against	Abstentions	Broker Non-Votes
1,000,401	1,703	734	—

Proposal No. 2 – the Articles Amendment Proposal

For	Against	Abstentions	Broker Non-Votes
872,445	128,763	1,630	—

Proposal No. 3 – Election of Directors

Name	For	Withheld	Broker Non-Votes
James E. Burton, IV	999,077	3,761	—
Judson H. Dalton	999,077	3,761	—
Thomas F. Hall	999,077	3,761	—
A. Patricia Merryman	997,477	5,361	—

Proposal No. 4 – the Adjournment Proposal

The Adjournment Proposal was withdrawn as it was deemed to not be necessary because the Company received sufficient votes to approve the Merger Proposal and the Articles Amendment Proposal.

Item 8.01 Other Events.

On October 20, 2020, the Company and Virginia Bank issued a joint press release announcing that shareholders of both the Company and Virginia Bank, at separate meetings, approved the merger of Virginia Bank with and into the Company. The joint press release announcing these shareholder approvals is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated October 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION (Registrant)

By:	/s/ Aubrey H. Hall, III
Name:	Aubrey H. Hall, III
Title:	President and Chief Executive Officer

Dated: October 20, 2020